UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2015

Sevion Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4045 Sorrento Valley Boulevard, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-909-0749
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On May 12, 2015, Joel Brooks delivered to us notice of his resignation as Chief Financial Officer, Secretary and Treasurer, effective May 15, 2015. The Board accepted Mr. Brooks’ notice of resignation and thanked him for his service to the Company. The Company notes that Mr. Brooks’ resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices. Mr. Brooks had served as Chief Financial Officer, Treasurer and Secretary since December 2000.

Pursuant to Mr. Brooks’ previously disclosed retention agreement, he is entitled to receive his COBRA benefits and base salary, payable pursuant to the Company’s regular payroll practices, through December 15, 2015. The outstanding options granted to him on November 18, 2014 will accelerate and become fully vested and any other options that had not yet vested will terminate. Additionally, Mr. Brooks’ outstanding equity awards will remain exercisable until the expiration of each equity awards maximum term and his other outstanding equity awards will remain exercisable until the expiration.

In connection with Mr. Brooks’ resignation, the Company has engaged James Schmidt as a consultant to provide financial advisory services to the Company. Subject to the approval of the board of directors of the Company, Mr. Schmidt will be appointed to the positions of Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Company.

Prior to Mr. Schmidt’s engagement by the Company, he was providing independent financial consulting services to start-up and growing companies. He formerly served as the Vice President, Finance and Administration of Receptos, Inc. from 2009 to 2013. From 2007 to 2009, he served as Senior Director of Finance and Operations for Apoptos, Inc. which was acquired by Receptos, Inc. in May 2009. He was formerly Senior Director of Finance and Operations at Conforma Therapeutics from 2001 until its acquisition by Biogen Idec in 2006 where he assisted in the transition and integration of the companies. Prior to that, from 1986 to 2001 Mr. Schmidt served in various financial and operational roles including Chief Financial Officer for Kent SeaTech Corporation, Controller for Medical Imaging Centers of America, Inc., MCA, Inc./MCA Concerts, Inc. and Manager of Accounting—Retirement Inns of America, Inc. He started his career with Coopers & Lybrand and received his B.S. in Accounting and Corporate Finance from Drake University in Des Moines, Iowa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVION THERAPEUTICS, INC.

Dated: May 18, 2015	By:	/s/ David Rector
Name: David Rector
Title: Chief Executive Officer